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On the Issue Date specified, Ford Motor Credit Company ("Ford Credit") will issue the series of its Continuously Offered Bonds for
Retail Accounts Due Nine Months or More from the Date of Issue described below.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below.  After the initial public offering of each series, the offering price for that series may be changed.

                                    Filed under Rule 424(b)(3), Registration Statement No. 333-75234
                                              Pricing Supplement No. 3, dated May 6, 2002
                          (To prospectus dated March 18, 2002, and prospectus supplement dated April 1, 2002)

                                                      Ford Motor Credit Company
                                          Continuously Offered Bonds for Retail Accounts
                                          Due Nine Months or More from the Date of Issue


 CUSIP                                Price to        Interest Rate per        Interest         Stated Maturity        Survivor's
Number        Price to Public1       Purchasing             Annum          Payment Frequency         Date                Option
                                       Agent1
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34539C AG7       100.0%               99.6125%             4.600%              Monthly           May 20, 2004              YES

Redemption Information:  N/A
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34539C AH5       100.0%               99.3875%             5.350%              Monthly           May 20, 2005              YES

Redemption Information:  N/A
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34539C AJ1       100.0%               99.0250%             6.000%              Monthly           May 21, 2007              YES

Redemption Information:  N/A
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34539C AK8       100.0%               98.5250%             6.900%              Quarterly          May 21, 2012              YES

Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning May 20, 2004.  See the prospectus supplement for further information.
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           Trade Date:   May 10, 2002                                                                       Merrill Lynch & Co.
           Issue Date:   May 15, 2002                                                                       Purchasing Agent
           Minimum Denominations/Increments: $1,000/$1,000                                                  Acting as Principal
           All trades in the Notes described in this pricing supplement will settle on the Issue Date in same-day funds without
           accrued interest, in book-entry form only through DTC.
           DTC Participant Number:  5132
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1 Expressed as a percentage of the aggregate principal amount.